UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 7, 2024

Date of Report (date of earliest event reported)

APYX MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31885	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, Florida 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer's telephone number)
_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	APYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement

On May 7, 2024, Apyx Medical Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with Stavros G. Vizirgianakis. Pursuant to the Agreement, the Company’s board of directors (the “Board”) accepted the resignation of Andrew Makrides as a director and Chairman of the Board and the Board appointed Mr. Vizirgianakis to serve as a director and Chairman of the Board to fill the vacancy created by Mr. Makrides’ retirement. Pursuant to the Agreement, Mr. Vizirgianakis will serve on the same basis as all other non-employee directors of the Company and be given the same due consideration for membership on any committees of the Board as any independent director. Mr. Vizirgianakis will be entitled to receive the same compensation, benefits, reimbursement, indemnification and insurance coverage as such other non-employee directors.

The Agreement further provides, among other things, that:

•After a period of six months from the date of the Agreement, as long as Mr. Vizirgianakis (i) has continuously served on the Board since the date of the Agreement and (ii) has net long ownership of 5% or more of the outstanding shares of the Company’s common stock, the Board and Mr. Vizirgianakis agreed to cooperate to identify a mutually acceptable candidate to be appointed to the Board (the “Additional Director”). The Additional Director will be required to satisfy any qualifications that are mutually agreed upon by the Board and Mr. Vizirgianakis as well as those qualifications specified in the Agreement. In the event that the Board and Mr. Vizirgianakis are unable to identify such a candidate to serve as an Additional Director within a period of nine months following the date of the Agreement, the Board will take actions reasonably necessary to identify a new independent director for appointment or nomination for election to the Board, in accordance with the Board’s internal approval procedures and consistent with corporate governance guidelines and other applicable policies of the Company.

•Subject to Mr. Vizirgianakis’ continued service as a director on the Board, he agreed to be subject to customary standstill restrictions in his capacity as a stockholder of the Company until the close of the Company’s 2025 Annual Meeting of Stockholders (the “Standstill Period”). These standstill restrictions, include, among others, not (i) acquiring beneficial ownership of more than 9.9% of the then-outstanding shares of the Company’s common stock; (ii) soliciting proxies in respect of the Company and related matters; (iii) nominating directors for election to the Board; (iv) calling a special meeting of the Company’s stockholders; or (v) instituting any legal proceeding against the Company or any of its current or former directors or officers, subject to certain exceptions.

•During the Standstill Period, Mr. Vizirgianakis agreed to vote all his shares of the Company’s voting securities at each annual or special meeting of the Company’s stockholders or action by written consent in accordance with the Board’s recommendations with respect to (i) the election of each person recommended by the Board for election as a director; (ii) against any proposals or resolutions to remove any member of the Board; and (iii) in accordance with the recommendation of the Board on all other proposals or business that may be the subject of stockholder action, subject to certain exceptions.

•Neither the Company nor Mr. Vizirgianakis agreed to make or cause to be made any public statement that disparages the other or any of their respective affiliates, or associates or any of their respective current or former officers, directors or employees, or any of their respective businesses, products or services.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Retirement of Andrew Makrides from the Board of Directors

On May 7, 2024, Andrew Makrides announced his retirement as a director and Chairman of the Board, effective on the same date. Mr. Makrides decision to retire was not the result of any disagreement with the Company on any matter relating to the Company’s operations, disclosures, policies or practices.

Appointment of Stavros G. Vizirgianakis to the Board of Directors

On May 7, 2024, the Board appointed Mr. Vizirgianakis to serve as a director and Chairman of the Board, to fill the vacancy created by the retirement of Andrew Makrides. Mr. Vizirgianakis will serve as a director until his term expires at the 2024 Annual Meeting of Stockholders. Pursuant to the Agreement, the Company agreed to nominate Mr. Vizirgianakis for reelection to the Board at the 2024 Annual Meeting of Stockholders.

Mr. Vizirgianakis is an investor and strategic advisor to companies in the medical device field. He currently serves on the Board of Directors at Tally Surgical, Inc., Theragenics Corporation, Xtant Medical Holdings, Inc. (NYSE American: XTNT) and Medinotec, Inc. (OTCQX:MDNC). Mr. Vizirgianakis previously served on the Board of Directors at Bioventus Inc. (Nasdaq: BVS) and Tenaxis Medical. Mr. Vizirgianakis is the former Chief Executive Officer of medical device company, Misonix, Inc., which he led from 2016 through the company’s acquisition by Bioventus Inc. in 2021. He previously served as Managing Director of the Medical Devices business at Ascendis Health Limited (JSE: ASC) from 2014 to 2016. Mr. Vizirgianakis co-founded Surgical Innovations, one of the largest privately-owned medical device distributors in the African region, which later became part of Ascendis Health Limited. His career in the medical device industry also includes experience serving as Director of Sales for sub-Saharan Africa at United States Surgical Corporation and as General Manager of South Africa at Tyco Healthcare. Mr. Vizirgianakis holds a degree in Commerce from the University of South Africa.

Mr. Vizirgianakis will receive compensation as a director in accordance with the Director Compensation Program applicable to all non-employee directors, set forth in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on June 23, 2023.

Except for the Agreement, there are no arrangements or understandings between Mr. Vizirgianakis or any other person pursuant to which Mr. Vizirgianakis was selected as a director. There are no family relationships between Mr. Vizirgianakis and any director or executive officer of the Company, and Mr. Vizirgianakis does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

A copy of the Company’s press release announcing the foregoing appointment and resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated May 7, 2024, between Apyx Medical Corporation and Stavros G. Vizirgianakis
99.1	Press release dated May 9, 2024.
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024	Apyx Medical Corporation

	By:	/s/ Matthew Hill
Matthew Hill
Chief Financial Officer, Secretary and Treasurer